Exhibit 99.1

Truco Holdco Inc.

Consolidated Financial Report

December 31, 2019

Independent Auditor’s Report

Board of Directors

Truco Holdco Inc.

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Truco Holdco Inc. and its subsidiaries (the Company), which comprise the consolidated balance sheet as of December 31, 2019, the related consolidated statements of income, stockholder’s equity and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Truco Holdco Inc. and its subsidiaries as of December 31, 2019, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ RSM US LLP

Dallas, Texas

February 23, 2021

Truco Holdco Inc.

Consolidated Balance Sheet

December 31, 2019

December 31, 2019
Assets

Current assets:
Cash	$573,893
Accounts receivable, net	14,018,925
Inventories, net	2,897,350
Prepaid expenses and other current assets	540,067
Total current assets	18,030,235

Leasehold improvements and equipment, net	672,448
Goodwill	38,342,678
Intangible assets, net	48,868,334
Other receivables	445,117
Other assets, net	226,845

Total assets	$106,585,657

Liabilities and Stockholder’s Equity

Current liabilities:
Current maturities of long-term debt	$5,602,500
Accounts payable—trade	4,816,734
Accrued expenses and other liabilities	5,383,758
Income taxes payable	97,018
Total current liabilities	15,900,010

Long-term debt, less current maturities and unamortized debt issuance costs of $770,492 in 2019	76,646,072
Deferred income taxes	9,264,562
Total liabilities	101,810,644

Commitments and contingencies (Note 16)

Stockholder’s Equity
Common stock, 30,000,000 shares authorized; 25,917,198 shares issued and outstanding as of December 31, 2019	25,917
Additional paid-in capital	3,738,455
Retained earnings	1,010,641
Total stockholder’s equity	4,775,013

Total liabilities and stockholder’s equity	$106,585,657

See notes to consolidated financial statements.

Truco Holdco Inc.

Consolidated Statement of Income

Year Ended December 31, 2019

2019
Net sales	$148,223,441
Cost of sales	90,781,865
Gross profit	57,441,576

Operating expenses:
Direct selling expenses	20,858,073
General and administrative expenses	15,174,317
Depreciation and amortization	8,392,566
44,424,956

Operating income	13,016,620
Other expense:
Other expense, net	74,289
Interest expense	7,590,561
7,664,850

Income before taxes	5,351,770
Income tax expense	1,415,734
Net income	$3,936,036

See notes to consolidated financial statements.

Truco Holdco Inc.

Consolidated Statement of Stockholder’s Equity

Year Ended December 31, 2019

				Retained
			Additional	Earnings	Total
	Common Stock		Paid-in	(Accumulated	Stockholder’s
	Shares	Amount	Capital	Deficit)	Equity
Balance, December 31, 2018	25,917,198	$25,917	$3,376,675	$(2,925,395)	$477,197
Share-based compensation	-	-	519,494	-	519,494
Exercise and repurchase of options	-	-	(157,714)	-	(157,714)
Net income	-	-	-	3,936,036	3,936,036
Balance, December 31, 2019	25,917,198	$25,917	$3,738,455	$1,010,641	$4,775,013

See notes to consolidated financial statements.

Truco Holdco Inc.

Consolidated Statement of Cash Flows

Year Ended December 31, 2019

2019
Cash flows from operating activities:
Net income	$3,936,036
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,392,566
Write-off and amortization of debt issuance costs	511,477
Allowance for doubtful accounts	29,907
Allowance for excess and obsolete inventory	330,659
Share-based compensation	519,494
Deferred taxes	(2,185,291)
Changes in assets and liabilities:
Accounts receivable	1,526,957
Inventories	(801,822)
Prepaid expenses and other current assets	156,274
Other receivables	192,106
Other assets	(106,948)
Accounts payable—trade	(1,639,516)
Accrued expenses and other liabilities	851,212
Income tax payable	(377,197)
Net cash provided by operating activities	11,335,914

Cash flows from investing activities:
Payments received from supplier for note receivable	330,000
Purchases of leasehold improvements and equipment	(114,566)
Net cash provided by investing activities	215,434

Cash flows from financing activities:
Principal payments on long-term debt	(12,852,500)
Debt issuance costs	(101,871)
Repurchase of shares of common stock	(157,714)
Net cash used in financing activities	(13,112,085)

Net (decrease) in cash	(1,560,737)

Cash:
Beginning of year	2,134,630

End of year	$573,893

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$7,079,084

Income taxes	$3,988,183

See notes to consolidated financial statements.

Truco Holdco Inc.

Notes to Consolidated Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies

Nature of business: Truco Holdco Inc. is a Delaware corporation and is primarily engaged in the development and wholesale marketing of food products throughout the United States of America and Canada. The Company is a developer and marketer of tortilla chips, salsa, queso, and dips under the “On The Border” brand with products sold through grocery retailers, club stores, mass merchandisers, and convenience channels. The Company is the exclusive licensee of the “On The Border” brand for food products sold through retail and produces its products primarily through co-manufacturing relationships located through the United States.

A summary of the significant accounting policies follows:

Principles of consolidation: The consolidated financial statements reflect the accounts of Truco Holdco Inc. and its wholly owned subsidiaries, Meridian Distribution Company, Meridian Brands, Inc., Truco Enterprises, LP, and Truco GP, Inc. (collectively, the “Company”). The Company is a wholly owned subsidiary of Truco Holdings LLC (“Holdings”). The consolidated financial statements reflect the accounts of the Company as of and for the year ended December 31, 2019. All significant intercompany transactions and balances have been eliminated. These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Use of estimates: The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes current estimates are reasonable and appropriate, actual results could differ from those estimates.

Cash: The Company maintains cash with a financial institution insured by the FDIC. At times the balances on deposit exceed federally insured limits; however, the Company has not experienced any losses due to such concentration.

Accounts receivable: Accounts receivable are carried at original invoice amount, less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis and an estimate made for promotional allowances. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Trade receivables are written-off when deemed uncollectible. Recoveries of trade receivables previously written-off are recorded when received. The allowance for doubtful accounts was $17,120 at December 31, 2019. Management calculates an accrual for promotional programs by identifying the promotions given to customers based on the actual sales transactions that occurred and promotional allowances that were not settled with customers as of the end of the fiscal year. The accrual for promotional programs was $1,062,272 at December 31, 2019, which is netted against accounts receivable.

Inventories: The Company accounts for inventories, consisting of food for resale and the related packaging, at the lower of cost or net realizable value. The Company determines cost using the average cost method. Provisions for excess or obsolete inventory have been established to ensure that inventory is carried at amounts less than or equal to net realizable value.

Leasehold improvements and equipment: Leasehold improvements and equipment are stated at cost. Depreciation is provided for using the straight-line methods over the following estimated lives:

Computer equipment	3-5 years
Computer software	3 years
Furniture and fixtures	5-7 years
Machinery and equipment	5-7 years

Truco Holdco Inc.

Notes to Consolidated Financial Statements

Leasehold improvements are amortized over the term of the lease or the life of the asset, whichever is shorter.

Goodwill and Intangible assets: The Company has recognized goodwill and certain intangible assets due to a historical acquisition. The identification and valuation of these intangible assets and the determination of the estimated useful lives at the time of acquisition, as well as the completion of impairment tests, require significant management judgments and estimates. These estimates are made based on, among other factors, review of projected future operating results and business plans, economic projections, anticipated highest and best use of future cash flows and the cost of capital. The use of alternative estimates and assumptions could increase or decrease the estimated fair value of goodwill and other intangible assets, and potentially result in a different impact to the Company’s results of operations. Further, changes in business strategy and/or market conditions may significantly impact these judgments and thereby impact the fair value of these assets, which could result in an impairment of the goodwill or intangible assets.

Goodwill is not amortized but is tested for impairment at least annually and whenever events or circumstances change that indicate impairment may have occurred. The Company tests goodwill for impairment at the reporting unit level. Accounting Standards Codification (ASC) 350, Goodwill and Other Intangible Assets, also permits an entity to first assess qualitative factors to determine whether it is necessary to perform quantitative impairment tests for goodwill. If an entity believes, as a result of each qualitative assessment, it is more likely than not that goodwill is not impaired, a quantitative impairment test is not required.

The Company amortizes intangible assets with lives restricted by contractual, legal, or other means over their useful lives using the straight-line method. Finite-lived intangible assets are tested for impairment only when management has determined that potential impairment indicators are present.

During the fiscal year 2019, management tested impairment and concluded that it is more likely than not that goodwill and intangible assets were not impaired as of December 31, 2019.

Long-lived assets: The Company reviews its long-lived assets, including definite lived intangible assets and leasehold improvements and equipment, for potential impairment when events or changes in circumstances indicate the carrying value of an asset may not be recoverable. The impairment evaluation is performed by comparing the carrying value of the long-lived assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net cash flows be less than the carrying value, the Company would recognize an impairment loss at that date. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the long-lived assets. No such impairment occurred for the year ended December 31, 2019.

Fair Value of Financial Instruments: Financial instruments held by the Company include cash, accounts receivable, accounts payable, and debt. The carrying value of all cash, accounts receivable, and accounts payable approximate their fair value due to their short-term nature. The carrying value of the debt is also estimated to approximate its fair value based upon current market conditions and interest rates.

Debt issuance costs: The Company accounts for debt issuance costs as a direct deduction from the carrying amount of the associated debt liability, consistent with debt discounts. Debt issuance costs are being amortized using the straight-line method over the term of the related debt, which approximates the effective interest rate method. Amortization expense included in interest expense for the year ended December 31, 2019 was $511,477. See Note 8 for additional information.

Other assets: Other assets consist primarily of the cost of packaging material, which includes artwork used in the production process of new products. Costs are amortized over a three-year period once production commences. Amortization expense charged to operations for the year ended December 31, 2019 was $243,017.

Truco Holdco Inc.

Notes to Consolidated Financial Statements

Income taxes: The Company is a C corporation and subject to federal income taxes at the corporate level.

Deferred income taxes are provided in accordance with the liability method whereby deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company follows guidance from the Financial Accounting Standards Board (FASB) on accounting for uncertainty in income taxes. Management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. At December 31, 2019, the Company has no liability for unrecognized tax benefits.

Share-based compensation: Time vested and performance target share-based payments to employees and non-employee directors are recognized in the financial statements as compensation expense based on their fair values at the grant date. Until a measurement date has been reached, share-based payments to non-employee contractors are revalued each reporting period based on the fair value at the end of the reporting period. Compensation expense for time vested share-based payments is recognized over the vesting period based on the fair value of awards that actually vest. Compensation expense for performance target share-based payments is recognized based on the probability that performance targets will be met.

The fair value of change in control share-based payments is determined at the grant date using a weighted-average probability calculation based on various exit events that could occur. Compensation expense for change in control share-based payments is not recognized in the financial statements until certain performance and market conditions are met.

Revenue recognition: The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, which provides a five-step model for recognizing revenue from contracts with customers as follows:

•	Identify the contract with a customer

•	Identify the performance obligations in the contract

•	Determine the transaction price

•	Allocate the transaction price to the performance obligations in the contract

•	Recognize revenue when or as performance obligations are satisfied

The Company utilizes third parties to produce food products under co-manufacturing agreements. The Company directly sells its food products to both grocery stores and distributors within the United States and Canada. The Company records revenue from sales of food products upon delivery of the goods to the customer, which is when the performance obligation is satisfied. The Company recognizes revenue at a point in time, which is upon delivery of products.

Payment terms on invoiced amounts for products are typically 30 days. In instances where the timing of revenue recognition differs from the timing of the right to invoice, the Company has determined that a significant financing component does not exist. The primary purpose of the Company’s invoicing terms is to provide customers with simplified and predictable ways of purchasing the products and not to receive financing from or provide financing to the customer. Additionally, the Company has elected the practical expedient that permits an entity to not recognize a significant financing component if the time between the transfer of a good or services and payment is one year or less.

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods to the customer. Revenue on sales of food products is recorded based on the transaction price, which includes fixed consideration less an estimate of variable consideration for payment discounts and promotional allowances given to customers at the end of each reporting period.

Truco Holdco Inc.

Notes to Consolidated Financial Statements

Promotional allowances earned by customers are recorded as a reduction of gross sales.

Shipping and handling: Shipping and handling charges to customers are included in net sales. Shipping and handling costs incurred by the Company are included in direct selling expenses. Total shipping and handling costs were $10,434,078 for the year ended December 31, 2019.

Advertising costs: The Company’s policy is to expense all advertising costs in the period in which the advertising first takes place. Advertising expense was $1,168,101 during the year ended December 31, 2019 and is included in direct selling expenses.

Pending accounting pronouncements: In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. This ASU is effective for the Company beginning on January 1, 2022. The Company is currently evaluating the impact of this new guidance on its consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. In July 2019, the FASB deferred the adoption of ASC 842. The new standard is effective for the Company for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of the pending adoption of the new standard on its consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, (“Topic 606”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU replaces most existing revenue recognition guidance in U.S. GAAP. The effective date for ASC 606 is for fiscal years beginning after December 15, 2018, and the Company adopted ASC 606 on January 1, 2019 using the modified retrospective approach and noted the impact to the Company’s business processes, systems, and controls from the adoption of ASC 606 is de minimis. The Company adopted the expanded disclosure requirement under ASC 606 in these financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles — Goodwill and Other (“Topic 350”), Simplifying the Test for Goodwill Impairment. This update simplifies the subsequent measurement of goodwill. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. Goodwill impairments will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. For non-public business entities, the accounting standard will be effective for reporting periods beginning after December 15, 2022, with early adoption permitted. The Company early adopted the requirements of the standard in the first quarter of 2019 and it did not have a material impact on the Company’s financial condition, results of operations and related disclosures.

Subsequent events: On March 24, 2020, the Board of Directors of the Company approved, at its discretion, the vesting of 195,215 performance-based stock options for which performance targets had not been met.

On December 14, 2020, the Company was acquired by a subsidiary of Utz Brands, Inc. (“Utz”), pursuant to a Stock Purchase Agreement in which Utz purchased from Holdings all of the issued and outstanding shares of common stock of the Company. In conjunction with the acquisition by Utz, the Company’s outstanding term loan was repaid and the change in control stock options were vested as all performance and market conditions were met. In addition, the management services agreement between Truco Enterprises, LP and the majority owner of Holdings was terminated (see Note 13).

Truco Holdco Inc.

Notes to Consolidated Financial Statements

The novel coronavirus, or COVID-19, outbreak began to impact consumption, distribution and production of the Company's products in March 2020. The Company is taking necessary preventive actions and implementing additional measures to protect its employees who are working on site. The Company continues to experience higher demand for its products versus the prior year, and the Company is servicing that demand by increasing production and distribution activities. Generally, producers of food products, including salty snacks, have been deemed “essential industries” by federal, state, and local governments and are exempt from certain COVID-19-related restrictions on business operations. The Company's strategic manufacturing capabilities and distribution network have allowed it to effectively service increases in demand and be responsive to evolving market dynamics driven by changes in consumer behavior. The Company continues to monitor customer and consumer demands, and intends to adapt its plans as needed to continue to meet these demands. The event is still ongoing, and the Company is in the process of evaluating the financial impact of COVID-19 on the Company.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security (CARES) Act was signed into law making several changes to the Internal Revenue Code. The changes include, but are not limited to: increasing the limitation on the amount of deductible interest expense, allowing companies to carryback certain net operating losses, and increasing the amount of net operating loss carryforwards that corporations can use to offset taxable income. Some of the tax law changes included in the CARES Act are retroactive, however, the Company’s provision for income taxes will not reflect these effects until the financial statement period that includes the date of enactment.

The Company has evaluated events and transactions for potential recognition or disclosure through February 23, 2021.

Note 2.	Inventories

Inventories consisted of the following at December 31, 2019:

December 31, 2019
Raw Materials	$701,509
Finished Goods	2,406,661
3,108,170
Less: Inventory Reserves	(210,820)
Total Inventories	$2,897,350

Truco Holdco Inc.

Notes to Consolidated Financial Statements

Note 3.	Leasehold Improvements and Equipment

The cost of leasehold improvements and equipment and the related accumulated depreciation are as follows at December 31, 2019:

December 31, 2019
Computer equipment	$786,232
Computer software	2,469,993
Furniture and fixtures	360,695
Machinery and equipment	396,199
Leasehold improvements	212,957
4,226,076
Less accumulated depreciation	(3,553,628)
Total leasehold improvements and equipment	$672,448

Depreciation expense charged to operations during the year ended December 31, 2019 was $582,882.

Note 4.	Goodwill

For fiscal year 2019, there were no changes to the balance of goodwill from prior to current year. Goodwill at December 31, 2019 was $38,342,678.

Note 5.	Intangible Assets, Net

Intangible assets consist of the following at December 31, 2019:

		Gross
		Carrying	Accumulated	Net
December 31, 2019:	Life (Years)	Amount	Amortization	Amount
Tradename	Indefinite	$10,000	$-	$10,000
License agreement	12	67,000,000	(30,708,333)	36,291,667
Customer relationships	12	19,000,000	(8,708,333)	10,291,667
Supplier relationships	12	100,000	(45,833)	54,167
Recipes	12	4,100,000	(1,879,167)	2,220,833
Noncompete agreements	5	500,000	(500,000)	-
		$90,710,000	$(41,841,666)	$48,868,334

Amortization expense was $7,566,667 for the year ended December 31, 2019.

Estimated annual amortization expense for each of the next five years is as follows:

2020	$7,516,667
2021	7,516,667
2022	7,516,667
2023	7,516,667
2024	7,516,667

Note 6.	Other Receivables

In 2018, the Company entered into a settlement agreement with a supplier for the reimbursement of costs associated with a salsa product withdrawal. The settlement required an initial payment to the Company of $1,200,000, with equal monthly installments of $30,000 beginning February 1, 2019. As of December 31, 2019, the Company has a balance due from the supplier of $770,000, the current portion of $330,000 has been included in accounts receivable with the remaining amount included in other receivables in the consolidated balance sheet.

Truco Holdco Inc.

Notes to Consolidated Financial Statements

Note 7.	Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities as of December 31, 2019 were as follows:

December 31, 2019
Employee-related costs	$1,919,907
Royalties	1,633,168
Accrued Freight	1,126,759
Other	703,924
Total	$5,383,758

Note 8.	Revolving Line of Credit and Long-Term Debt

Revolving line of credit and term loan: On April 26, 2016, the Company entered into a Credit and Guaranty Agreement (the “Credit Agreement”). The Credit Agreement included a $7,000,000 revolving line of credit and a $93,000,000 term loan.

On April 25, 2018, the Company amended and restated the Credit Agreement (the “Amended Credit Agreement”) to provide for a term loan advance in the amount of $23,000,000. The proceeds were used to prepay in full the Subordinated Note (defined below).

The availability on the revolving line of credit is subject to a borrowing availability calculation, as defined in the Amended Credit Agreement. Interest is due monthly and is based on LIBOR plus an applicable margin, as defined in the Amended Credit Agreement (7.05% weighted average at December 31, 2019). The Company is also charged an unused commitment fee of 0.50% per annum. The revolving line of credit matures on April 26, 2021, at which time all principal and unpaid interest is due. There was no balance due on the revolving line of credit at December 31, 2019.

The term loan requires quarterly principal payments, plus monthly interest payments, through the maturity date of April 26, 2021. Interest is based on LIBOR plus an applicable margin, as defined in the Amended Credit Agreement (7.05% weighted average at December 31, 2019). The balance of the term loan was $83,019,064 at December 31, 2019. In association with the Amended Credit Agreement, the Company incurred additional debt issuance costs of $101,871 in 2019, which were capitalized and are being amortized over the remaining life of the term loan. The first amendment to the Amended Credit Agreement did not have any significant changes to the terms of the agreement.

Substantially all assets are pledged as collateral under the Amended Credit Agreement. The Company has certain required reporting and financial covenants related to the Amended Credit Agreement including a minimum fixed charge coverage ratio and a total debt to EBITDA ratio. In addition, the Amended Credit Agreement requires the acceleration of principal payments based on excess cash flow, as defined in the Amended Credit Agreement. There were no excess cash flows payments required as of December 31, 2019.

Senior subordinated note: On April 26, 2016, Truco Holdco Inc. and Truco Enterprises, LP entered into a $23,000,000 Senior Subordinated Note (the “Subordinated Note”), which had a maturity on October 26, 2021. The interest rate was 11.5% per annum and was due quarterly. Principal and any unpaid interest were due in full at maturity. The Subordinated Note was repaid in full on April 25, 2018 as a result of the amendment and restatement of the Credit Agreement. As a result of the repayment of the Subordinated Note, the Company expensed $270,136 of unamortized debt issuance costs in 2018.

Truco Holdco Inc.

Notes to Consolidated Financial Statements

Maturities of long-term debt (excluding unamortized debt issuance costs) based on amounts currently outstanding at December 31, 2019 are as follows:

2020	$5,602,500
2021	77,416,564
$83,019,064

Note 9.	Income Taxes

Income tax expense (benefit) consists of the following for the year ended December 31, 2019:

2019
Current:
Federal	$3,059,795
State	541,230
3,601,025
Deferred:
Federal	(2,068,956)
State	(116,335)
(2,185,291)
$1,415,734

Income tax expense (benefit) differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income for the year ended December 31, 2019 due to the following:

2019
Computed "expected" income tax expense	$1,123,871
State income taxes, net of federal tax expense	337,630
Other	(45,767)
$1,415,734

Deferred income taxes consist of the following at December 31, 2019:

2019
Deferred tax assets:
Receivable allowances	$92,474
Inventory	90,572
Accrued expenses	309,115
Share-based compensation	825,081
Section 163j interest limitation	1,070,236
Other	13,510
2,400,988

Deferred tax liabilities:
Intangible assets	(11,614,301)
Leasehold improvements and equipment	(51,249)
(11,665,550)
$(9,264,562)

Truco Holdco Inc.

Notes to Consolidated Financial Statements

Note 10.	Stockholder’s Equity

The Company has authorized 30 million shares of common stock, issuable in one class. All share authorizations are made at the discretion of the Board of Directors of the Company.

Note 11.	Equity-Based Compensation

Incentive unit plan: Holdings has granted incentive units (which are considered profits interests) to various employees of the Company. These incentive units are comprised of two types:

•	Time based: These incentive units vest over periods from two to four years based on the anniversary of the grant date. All incentive units are valued as of the measurement date and are amortized on a straight-line basis over the requisite vesting period. Vesting of these incentive units would be accelerated in the event of a sale of Holdings or the Company.

•	Performance target: These incentive units vest based on the achievement of performance targets. Performance targets are established by the Board of Directors of the Company on a yearly basis. Once the Board of Directors establishes the performance targets, the grant date will occur, and the fair value of the award will be determined. Compensation expense will be recognized if management determines that it is probable that such performance targets will be met.

The total estimated fair value of the time based and performance target incentive units granted in 2019 was $242,220. Due to forfeitures in 2019, the Company recognized a reversal of accumulated expense, resulting in a gain. Total compensation gain for the incentive units was $193,423 for the year ended December 31, 2019. Compensation charges are reflected as a component of general and administrative expenses in the accompanying consolidated statement of income.

The incentive unit holders are entitled to receive distributions of available cash flows as determined by the Board of Directors or upon exit, after the satisfaction of distributions to Common Unit Holders of Holdings, in accordance with their capital contributions.

The following is a summary of the activity for incentive units during the year ended December 31, 2019:

			Performance
	Time Based		Target
		Weighted		Weighted
		Average		Average
	Number of Incentive Units	Exercise Price	Number of Incentive Units	Exercise Price
Balance, December 31, 2018	612,833	$3.57	130,020	$4.14
Granted	275,000	3.44	91,667	3.44
Exercised	-	-	-	-
Forfeited	(527,960)	4.14	(130,020)	4.14
Balance, December 31, 2019	359,873	$2.63	91,667	$3.44

Exercisable, December 31, 2019	84,873	$0.02	-	$-

Truco Holdco Inc.

Notes to Consolidated Financial Statements

At December 31, 2019, there is $174,937 of total unrecognized compensation cost related to time-based incentive units, which the Company expects to recognize over a weighted average period of approximately 2.20 years.

As of December 31, 2019, there are 183,333 performance target incentive units that have been awarded but have not yet been granted.

Stock option plan: On July 1, 2014, Truco Holdco Inc. adopted the 2014 Equity Incentive Plan (the “Plan”), which authorized grants of nonqualified stock options to purchase up to 3,913,043 shares of common stock of the Company. Under this Plan, awards shall not have a term longer than 10 years.

The stock option awards are comprised of three types:

•	Time based: These options vest over periods from one to four years based upon anniversary from the date of grant and have terms of 10 years from grant. All options are valued as of the measurement date and are amortized on a straight-line basis over the requisite vesting period. Vesting of these options would be accelerated in the event of a sale of the Company.

•	Performance target: These options vest based on the achievement of performance targets. Performance targets are established by the Board of Directors of the Company on a yearly basis. Once the Board of Directors establishes the performance targets, the grant date will occur, and the fair value of the award will be determined. Compensation expense will be recognized if management determines that it is probable that such performance targets will be met. These options expire 10 years after the grant date.

•	Change in control: These options require both performance and market conditions to be met. The performance requirement is that options vest upon a sale of the Company. The market requirement is that upon a sale, a certain return must be met, as defined in each option grant agreement. The value for change in control options is determined by utilizing a weighted average probability calculation. These options expire 10 years after the grant date.

The following is a summary of the activity for stock option awards during the year ended December 31, 2019:

	Time Based		Performance Target		Change in Control
	Number	Weighted Average	Number	Weighted Average	Number	Weighted Average
	of Options	Exercise Price	of Options	Exercise Price	of Options	Exercise Price
Balance, December 31, 2018	1,147,659	$2.53	592,522	$1.57	337,297	$0.024
Granted	362,990	4.27	121,910	4.01	-	-
Exercised	(38,800)	1.85	(21,161)	0.35	-	-
Forfeited	(184,600)	4.15	(116,791)	3.84	(92,367)	0.024
Balance, December 31, 2019	1,287,249	$2.78	576,481	$2.03	244,930	$0.024

Exercisable, December 31, 2019	852,242	$2.10	472,433	$1.33	-	$-

Time based: For the year ended December 31, 2019, the weighted-average grant date fair value of options awarded was $1.06 per share. The total fair value of options vested was approximately $2,156,012 as of December 31, 2019. At December 31, 2019, outstanding and exercisable options had a weighted average remaining contractual term of approximately 8.10 and 7.08 years, respectively. Compensation cost was $241,475 for the year ended December 31, 2019 and is reflected as a component of general and administrative expenses in the accompanying consolidated statement of income. At December 31, 2019, there is $407,647 of total unrecognized compensation cost related to these options, which the Company expects to recognize over a weighted average period of approximately 0.84 years. The intrinsic value of options exercised was $89,333.

Truco Holdco Inc.

Notes to Consolidated Financial Statements

Performance target: On April 30, 2019, 190,170 of the performance target options eligible to vest based on 2018 performance were vested by the Company, resulting in a modification of the awards. In conjunction with this modification, compensation cost of $471,442 was recognized and is reflected as a component of general and administrative expenses in the accompanying consolidated statement of income. For the year ended December 31, 2019, the weighted-average grant date fair value of options granted was $3.28 per share.

The performance targets that were established for 2019 were not achieved and, as a result, no options were automatically vested, and no compensation cost was recognized. At December 31, 2019, outstanding and exercisable options had a weighted average remaining contractual term of approximately 5.62 and 5.62 years, respectively. The intrinsic value of options exercised was $68,382.

As of December 31, 2019, there are 140,955 performance target options that have been awarded but have not yet been granted.

Change in control: At December 31, 2019, outstanding options have a weighted average remaining contractual term of approximately 4.91 years. No compensation cost for change in control options has been recorded since performance and market conditions have not been met as of December 31, 2019. At December 31, 2019, there is $327,414 of total unrecognized compensation cost related to these options, which the Company expects to recognize at the time that the performance and market conditions have been met.

The fair value of the time based and performance target incentive units and options granted was estimated on the date of grant using the Black-Scholes option-valuation model using the assumptions in the following table:

2019
Expected term	1 year
Estimated volatility	30.0%
Estimated dividend yield	0.0%
Risk-free interest rate	1.6%-1.8%

The expected term represents the period of time that stock options granted are expected to be outstanding. Expected volatility is based on historical volatility using comparable industry companies. The estimated dividend yield is based upon the Company’s historical dividend practice. The risk-free interest rate is based on the U.S. treasury yield curve at the date of grant with maturity dates approximately equal to the expected term at the grant date.

Truco Holdco Inc.

Notes to Consolidated Financial Statements

Note 12. Fair Value Measurements

The Company follows the guidance relating to fair value measurements and disclosures with respect to financial assets and liabilities that are re-measured and reported at fair value each reporting period, and with respect to non-financial assets and liabilities that are not required to be measured at fair value on a recurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to the valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level I) and the lowest priority to unobservable pricing inputs (Level III). A financial asset or liability’s level within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement in its entirety. The three levels of the fair value hierarchy are described below:

Level I — Valuations are based on unadjusted quoted prices in active markets for identical, unrestricted assets or liabilities;

Level II — Valuations are based on quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active. Financial asset or liabilities which are included in this category are securities where all significant inputs are observable, either directly or indirectly; and

Level III — Prices or valuations that are unobservable and where there is little, if any, market activity for these financial assets or liabilities. The inputs into the determination of fair value inputs for these investments require significant management judgment or estimation. The availability of observable inputs can vary depending on the financial asset or liability and is affected by a wide variety of factors. To the extent that valuation is based on inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment.

Current assets and liabilities are reported at cost, which approximates fair value.

Note 13. Related-Party Transactions

Truco Enterprises, LP has a management services agreement with the majority owner of Holdings. Under the terms of the agreement, the Company is required to pay fees plus out-of-pocket expenses in connection with the majority owner performing certain financial and management advisory services. The management services agreement terminates on the earlier of July 1, 2024 or a sale of the Company.

The Company paid $161,091 under this agreement for the year ended December 31, 2019 and these amounts are reflected as general and administrative expenses in the accompanying consolidated statement of income. Amounts due under this agreement of $4,397 were included in accrued expenses and other liabilities at December 31, 2019.

The Company paid $209,175 for the year ended December 31, 2019, to two portfolio investments of the majority owner of Holdings for tradeshow, rental, and consulting services. These amounts are reflected as components of general and administrative expenses in the accompanying consolidated statement of income. The Company also made payments totaling $213,196 on behalf of the portfolio investments for certain travel and payroll related expenses, for the year ended December 31, 2019. Of this amount $36,277 is due from the portfolio investments at December 31, 2019. This amount is recorded as accounts receivable in the accompanying consolidated balance sheet.

In the first quarter of 2018, the majority owner of Holdings created a shared services company as a means for allocating portfolio companies cross functional selling and marketing expenses. For the year ending December 31, 2019, the Company paid $63,235 of these shared expenses for consulting, salary, and project related travel. The amounts are reflected primarily as components of general and administrative expense in the accompanying consolidated statement of income.

Note 14. Defined Contribution Plan

Employees of the Company participate in a group defined contribution 401(k) plan. All full-time employees are eligible to participate on the first plan entry date on the first day of the first full month after hire date and attaining 21 years of age. The Company makes discretionary matching contributions as set by the partners. There were no employer contributions for the year ended December 31, 2019.

Note 15. Major Customers

The Company derived approximately 67% of its net sales from two customers for the year ended December 31, 2019. The balances due to the Company from these customers represented approximately 76% of accounts receivable at December 31, 2019.

Truco Holdco Inc.

Notes to Consolidated Financial Statements

Note 16. Commitments and Contingencies

Operating leases: The Company has a lease for real property and certain equipment agreements requiring monthly payments. The lease for the property expires in December 2023, the equipment agreements expire at various dates through 2021.

At December 31, 2019, future minimum rental commitments under these leases are due as follows:

2020	$419,407
2021	401,735
2022	421,373
2023	421,373
$1,663,888

The total rent expense for the year ended December 31, 2019 totaled $579,696.

Litigation: The Company may from time to time, be involved in certain legal matters arising within the normal course of business. Management believes the potential liability that may arise from these matters will not materially affect the Company’s financial position, results of operations and/or cash flows.